UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             Registration Statement under the Securities Act of 1933


                           MOLECULAR BIOSYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                                   36-3078632
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)

                            10030 Barnes Canyon Road
                           San Diego, California 92121
                    (Address of principal executive offices)

                           Molecular Biosystems, Inc.
                             1998 Stock Option Plan
                            (Full title of the plan)

                                Bobba Venkatadri
                      President and Chief Executive Officer
                           Molecular Biosystems, Inc.
                            10030 Barnes Canyon Road
                           San Diego, California 92121
                                 (858) 812-7001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



 ------------------------- ---------------------- ----------------------
   Title of Securities         Amount To Be          Proposed Maximum
    To Be Registered            Registered            Offering Price
                                                       Per Share(1)
-------------------------- ---------------------- ------------------------
-------------------------- ---------------------- ------------------------
  Common Stock, par          2,000,000 shares              $1.59
  value $.01 per share
-------------------------- ---------------------- ------------------------

-------------------------- ----------------------
    Proposed Maximum             Amount of
   Aggregate Offering          Registration
        Price(1)                  Fee(1)
-------------------------- ----------------------
-------------------------- ----------------------
      $3,180,000.00               $963.64

-------------------------- ----------------------

(1) Computed pursuant to Rule 457(c), in accordance with Rule 457(h)(1), on the basis of the average of the high and low sales prices of a share of the Registrant's Common Stock reported on the New York Stock Exchange, Inc. on September 30, 1999.




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

         The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant incorporates by reference in this Registration Statement the following documents which the Registrant has filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Annual Report on Form 10-K which the Registrant filed for the fiscal year ended March 31, 1999;

         (b) the Annual Report on Form 10K/A, dated March 31, 1999 and filed on July 29, 1999;

         (c) the Quarterly Report on Form 10-Q which the Registrant filed for the quarterly period ended June 30, 1999;

         (d) the Current Report on Form 8-K, dated May 3, 1999, and filed on May 13, 1999;

         (e) the description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A which the Registrant filed on July 9, 1984 (Registration No. 2-83721), together with any amendment or report that the Registrant may file for the purpose of updating this description.

         All documents that the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this Registration Statement but prior to the filing of a post-effective amendment (1) which indicates that all of the shares of the Registrant's Common Stock covered by this Registration Statement (the "Shares") have been sold or (2) which deregisters all of the Shares then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from their respective dates of filing.

         Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement in this Registration Statement, or in any document filed after the filing of this Registration Statement which is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes the earlier statement. The earlier statement shall be deemed to be incorporated in this Registration Statement only as so modified or superseded.

Item 4.  Description of Securities

         This item is not applicable.

Item 5.  Interests of Named Experts and Counsel

         The legality of the Shares is being passed upon for the Registrant by Johnson and Colmar, 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, who serve as the Registrant's outside general counsel.

         Craig P. Colmar, who is a partner of Johnson and Colmar, is also the Company's Assistant Secretary. Mr. Colmar owns of record and beneficially 1,000 shares of Common Stock, and other partners of Johnson and Colmar own of record and beneficially a further 1,000 shares. In addition, Mr. Colmar holds options to purchase 57,250 shares of the Registrant's Common Stock. These stock options were granted at option prices equal to the fair market value of the Registrant's Common Stock on the dates of grant.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in non-derivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the corporation's best interests. In the case of criminal actions and proceedings, the person must also not have had reasonable cause to believe that his or her conduct was unlawful. Indemnification of expenses is also authorized in stockholder derivative actions if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the corporation's best interests and if he or she has not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all of the circumstances the person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against his or her expenses.

         Article 11 of the Registrant's certificate of incorporation, as amended, requires the Registrant to indemnify its directors, officers, employees and agents to the maximum extent permitted by Delaware law. Article 11 also requires the Registrant to advance the litigation expenses of a director or officer upon receipt of his or her written undertaking to repay all amounts advanced if it is ultimately determined that he or she is not entitled to indemnification.

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Such a provision may not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, declaring an illegal dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

         Article 10 of the Registrant's certificate of incorporation, as amended, eliminates the personal liability of the Registrant's directors to the fullest extent permitted by Delaware law.

         Through directors' and officers' liability insurance which the Registrant maintains, the Registrant's directors and officers are also insured against actual liabilities, including liabilities under the federal securities laws, for acts or omissions related to the conduct of their duties.

Item 7.  Exemption from Registration Claimed

         This item is not applicable.

Item 8.  Exhibits

        4.1     Molecular Biosystems, Inc. 1998 Stock Option Plan

        5.1     Opinion of Johnson and Colmar

       23.1     Consent of Arthur Andersen LLP

       23.2     Consent of Johnson and Colmar (filed as part of Exhibit 5.1)

       24.1 Power of attorney (included under the caption "Power of Attorney " on page 7).
Item 9.  Undertakings

Rule 415 Offering

         The Registrant undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (a) to include any prospectus required by Section 10(a)(3)
                of the  Securities  Act of 1933,  as  amended  (the  "Securities
                Act");

                      (b) to  reflect  in the  prospectus  any  facts or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (c) to include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that undertakings (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those undertakings is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are incorporated by reference in this Registration Statement;

                (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Filings Incorporating Subsequent Exchange Act Documents by Reference

         The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act which is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Commission Position on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law or the Registrant's certificate of incorporation, as amended, as described in Item 6, or otherwise permitted, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 5, 1999.


                                       Molecular Biosystems, Inc.


                                       By:    /s/ ELIZABETH L. HOUGEN
                                              Elizabeth L. Hougen
                                              Executive Director of  Finance and
                                              Chief Financial Officer (Principal
                                              Financial and Accounting Officer)

                                Power of Attorney

         Each person whose signature appears below who is then an officer or director of the Registrant authorizes Bobba Venkatadri and Elizabeth L. Hougen, or either of them, with full power of substitution and resubstitution, to sign in his name and to file any amendments (including post-effective amendments to this Registration Statement) and all related documents necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, in connection with the registration of the securities which are covered by this Registration Statement, which amendments may make such changes in this Registration Statement (as it may be so amended) as Bobba Venkatadri or Elizabeth L. Hougen, or either of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



NAME                        TITLE                                DATE

/s/BOBBA VENKATARDI         President, Chief Executive Officer   October 5, 1999
   Bobba Venkatardi         and a Director (Principal
                            Executive Officer)


/s/ELIZABETH L. HOUGEN      Executive Director of Finance and    October 5, 1999
   Elizabeth L. Hougen      Chief Financial Officer(Principal
                            Financial and Accounting Officer)


/s/DAVID W. BARRY M.D.      Director                             October 5, 1999
   David W. Barry M.D.


/s/ROBERT W. BRIGHTFELT     Director                             October 5, 1999
   Robert W. Brightfelt

/s/CHARLES C. EDWARDS M.D.  Director                             October 5, 1999
   Charles C. Edwards M.D.

/s/JERRY T. JACKSON         Director                             October 5, 1999
   Jerry T. Jackson

/s/GORDON C. LUCE           Director                             October 5, 1999
   Gordon C. Luce

/s/DAVID RUBINFIEN          Director                             October 5, 1999
   David Rubinfien



                                Index to Exhibits

------------------------------- ------------------------------------------------
Exhibit Number      Description
-------------------------------------------------------------------------------

4.1                 Molecular Biosystems, Inc. 1998 Stock Option Plan

5.1                 Opinion of Johnson and Colmar

23.1                Consent of Arthur Andersen LLP

23.2                Consent of Johnson and Colmar (filed as part of Exhibit 5.1)

24.1 Power of Attorney (included under the caption "Power of Attorney" on page 7).